EXHIBIT 99.4


PLEASE ANSWER THE FOLLOWING QUESTIONS CONCERING THE A-2A TRANCH. PRIOR TO SETTLEMENT, WE NEED DOCUMENTAION CONCERNING ANY OF THE STRUCTURAL ISSUES AS WELL A COPY OF THE RISK LANGUANGE IN THE PROSPECTUS.

1) ARE THERE ANY SCENARIOs WHERE THE TRIPLE-A TRANCHES PAY PRO-RATA PRIOR TO 100% OF THE SUBORDINATE BONDS GETTING WRITTEN DOWN? NO

2) IF 100% OF THE SUBORDINATE BONDS ARE WRITTEN DOWN, HOW ARE THE TRIPLE-A TRANCHES PAID? SEQUENTIALLY

3) IF THE TRIPLE-A TRANCHES EVER PAY PRO-RATA, WHAT CASHFLOWS ARE PAID PRO-RATA? THEY WOULD PAY SEQUENTIALLY? ONLY THE BASIS RISK WILL BE PAID PRO
RATA

4) DO THE TRIPLE-A TRANCHES GET WRITTEN DOWN? A-2A WILL NOT BE WRITTEN DOWN

5) ARE THERE NET WAC CARRYFORWARDS? YES

6) WHAT IS THE DEFINITION OF THE NET WAC CARRYFORWARD? P. 7

7) WHAT ARE THE DIFFERENT FEEs IN BPSs IN THE TRUST. 0.62BPS TRUSTEE, 2.875BPS TRANSACTION OVERSIGHT MANAGER, 50 BPS SERVICING FEE

8) DO NET WAC CARRYFORWARDSS CONTINUE EVEN AFTER THE BONDS HAVE BEEN PAID OFF?
NO

9) DO NET WAC CARRYFORWARDS EARN INTEREST? YES

10) HOW ARE NET WAC CARRYFORWARDS ALLOCATED? FOR THE AAA, PRO RATA BASED ON
NEEDS

11) DO NET WAC RATE CARRYFORWARDS NEED TO BE PAID IN ORDER TO CALL THE DEAL? NO

12) WHO ARE THE SERVICERS (PLEASE DIFFERENTIATE MASTER SERVICER WITH ACTUAL SERVICER). WELLS FARGO HOME MORTGAGE

13) WHAT ENTITY IS THE PROVIDING REPS AND WARRANTIES? WELLS FARGO WILL BE PROVIDING THE REPS AND WARRANTS. GOLDMAN SACHS WILL BE BRINGING THEM DOWN

14) WHAT IS THE CAPITAL BASE OF THE ENTITY? 10BLN FOR WFC

15) WHO ORIGINATED THE LOANS? WELLS FARGO HOME MORTGAGE

16) ARE THERE ANY CARVEOUTS (IE FRAUD, SPECIAL HAZARD ETC.)NO

17) WHAT IS THE DEFINITION OF REALIZED LOSS? P. 7

18) IS THERE ANY PREFUNDING? WHAT % OF DEAL? NO

19) PLEASE PROVIDE THE NET WAC AND PRINCIPAL BALANCE (NOTIONAL) OF THE TRANCEH
ASSUMING:
           -     LIBOR AT 5,6,7,8 (4 DIFFERENT SCENARIOS)
           -     5 CPR
           -     NO CREDIT FOR EXCESS SPREAD

20) WHAT IS THE WAL AND PRINCIPAL WINDOW AT 5%-25% CPR.

21) WHAT % OF Tranche IS:'
           -     DEAL                           %
           -     TRIPLE-As (IF AAA TRANCHE)     %
           -     GROUP                          %